UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2006

FOX & HOUND RESTAURANT GROUP
(Exact name of registrant as specified in its charter)

DELAWARE	000-22753	52-2016614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 NORTH WATERFRONT PARKWAY, SUITE 310, WICHITA, KANSAS	67206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (316) 634-0505

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

 Newcastle Partners, L.P., Steel Partners II, L.P. and certain of their affiliates ("Newcastle/Steel") informed the Company that Newcastle/Steel had extended the deadline for tendering shares of the Company's outstanding common stock for an all cash price of $16.30 per share until midnight, February 24, 2006. Newcastle/Steel also informed the Company that, taking into account shares of common stock already owned by Newcastle/Steel, as of February 16, 2006, 9,312,740 shares, or approximately 92% of the issued and outstanding common stock of the Company, had been tendered by the Company's shareholders to Newcastle/Steel and not withdrawn. Newcastle/Steel extended the tender offer deadline because the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") had not expired or been terminated by the Federal Trade Commission as of the original February 16, 2006 deadline. Newcastle/Steel informed the Company that, unless earlier terminated, the waiting period under the HSR Act will expire at midnight on February 22, 2006.

Refer to press release exhibits.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated February 17, 2006.

    Exhibit 99.2.       Press release dated February 17, 2006.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX & HOUND RESTAURANT GROUP (Registrant)
February 17, 2006 (Date)	/s/ JAMES K. ZIELKE James K. Zielke Chief Financial Officer, Secretary, and Treasurer (Duly Authorized Officer)

Exhibit Index
99.1	Press release dated February 17, 2006.
99.2	Press release dated February 17, 2006.